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                                                                  EXHIBIT 10.19




                               FINANCING AGREEMENT
                               -------------------







                      THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)




                                       AND




                           ROCK OF AGES QUARRIES, INC.
                                       AND
                          SWENSON GRANITE COMPANY, INC.
                                       AND
                           ROYALTY GRANITE CORPORATION


                                 (as Borrowers)




                             DATED: AUGUST 25, 1994






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                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----



SECTION 1.  Definitions .................................................    3

SECTION 2.  Conditions Precedent ........................................   11

SECTION 3.  Revolving Loans .............................................   13

SECTION 4.  Term Loan ...................................................   16

SECTION 5.  Letters of Credit ...........................................   17

SECTION 6.  Collateral ..................................................   19

SECTION 7.  Representations, Warranties and Covenants ...................   22

SECTION 8.  Interest, Fees and Expenses .................................   31

SECTION 9.  Powers ......................................................   32

SECTION 10. Events of Default and Remedies ..............................   33

SECTION 11. Termination .................................................   35

SECTION 12. Miscellaneous ...............................................   36


EXHIBIT
-------

Exhibit A - Form of Promissory Note



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       THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter
"CITBC") with offices located at 1211 Avenue of the Americas New York, New York 10036, is pleased to confirm the terms and conditions under which CITBC shall make a term loan and revolving loans, advances and other financial accommodations to ROCK OF AGES QUARRIES, INC., a Vermont Corporation (herein
"ROA Quarries"), having a principal place of business at Main Street, Graniteville, Vermont 05654; SWENSON GRANITE COMPANY, INC., a New Hampshire Corporation (herein "Swenson"), having a principal place of business at 369
North State Street, Concord, New Hampshire 03301; and ROYALTY GRANITE CORPORATION, a Georgia corporation (herein "Royalty"), having a principal place of business at SR 294 Berkley Quarry Road, Carlton, Georgia 30627 (ROA Quarries, Swenson and Royalty are hereafter individually referred to as "Company" and collectively referred to as the "Companies").

WHEREAS, ROA Quarries, Swenson and Royalty have entered into written arrangements to enhance their operations, reduce operating costs, increase efficiencies and increase sales;

WHEREAS, ROA Quarries will provide centralized financial and cash management services and centralized cash disbursement and payables services to Swenson and Royalty;

WHEREAS, CITBC currently finances Swenson and Royalty (the "Existing Financing") and which Existing Financing will be terminated and replaced, in part, by this financing arrangement;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Financing Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, CITBC and each of the Companies hereby agree as follows:

SECTION 1. DEFINITIONS

ACCOUNTS shall mean all of each Company's now existing and future: (a) accounts receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from each Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any Company's trade names or styles, or through any of a Company's divisions; (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

ANNIVERSARY DATE shall mean the date occurring five (5) years from the date hereof and the same date in every year thereafter.

ANNUM shall mean a year consisting of three hundred and sixty (360) days.






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AVAILABILITY shall mean at any time of determination the excess of the sum of a)
Eligible Accounts Receivable multiplied by the percentage provided for in clause
(a) of paragraph 1 of Section 3 of this Financing Agreement and b) Eligible Inventory multiplied by the percentage provided for in clause (b) of paragraph 1 of Section 3 of this Financing Agreement over the sum of x) the outstanding aggregate amount of all Obligations (other than the Term Loan) and y) the Availability Reserve.

AVAILABILITY RESERVE shall mean, at any time of determination, the then outstanding amount of all Letters of Credit.

BUSINESS DAY shall mean any day on which both CITBC and Chemical Bank are open for business.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheets of the Companies.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheets of the Companies.

CHEMICAL BANK RATE shall mean the rate of interest per annum announced by Chemical Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

COLLECTERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles and Real Estate of the Company.

COLLATERAL MANAGEMENT FEE shall mean the sum of $1,000.00 which shall be paid to CITBC in accordance with paragraph 8 of Section 8 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet of the Companies and their consolidated subsidiaries eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for the Companies and their subsidiaries showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for EACH Company exclusively.

CURRENT ASSETS shall mean, wherever used throughout this Financing Agreement, those assets of the Companies, which in accordance with GAAP, are classified as "current".

CURRENT LIABILITIES shall mean, wherever used throughout this Financing Agreement, those liabilities of the Companies, which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "current liabilities".




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CUSTOMARILY PERMITTED LIENS shall mean
---------------------------

       (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time;

       (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

       (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

       (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policies delivered to CITBC herewith.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: a) two and one-half percent (2 1/2%) and b) the Chemical Bank Rate, which CITBC shall be entitled to charge on all Obligations due CITBC by the Companies to the extent provided in paragraph 2 of Section 10 of this Financing Agreement.

DEPOSITORY ACCOUNT shall mean those accounts owned by CITBC and designated for the deposit of proceeds of Collateral.

DOCUMENTATION FEE shall mean i) the sum of $7,500.00 intended to compensate CITBC for the use of CITBC's in-house Legal Department and facilities in documenting, in whole or in part, the initial transaction solely on behalf of CITBC, exclusive of Out-of-Pocket Expenses, and ii) CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.




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DOCUMENTS OF TITLE shall mean all present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which ROA Quarries terminates this Financing Agreement or the Line of Credit which date is prior to the first Anniversary Date.

EARLY TERMINATION FEE shall: i) mean the fee CITBC is entitled to charge in the event ROA Quarries terminates the Line of Credit or this Financing Agreement on a date prior to the first Anniversary Date; and ii) be determined by calculating the average daily loan balance under the Revolving Loan for the period from the date of this Financing Agreement to the Early Termination Date and multiplying that number by one percent (1%) per annum for the number of days from the Early Termination Date to the first Anniversary Date.

EBIT shall mean, in any period, all earnings of the Companies before all interest and tax obligations of the Companies for said period, determined in accordance with GAAP.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, in the aggregate, the gross amount of each Company's accounts receivable provided, however, that in each instance the accounts receivable conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of: a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America or to any agency, department or division thereof; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and such sales do not exceed $3,000,000.00 in the aggregate at any one time; iii) accounts that remain unpaid more than the greater of a) ninety (90) days from invoice date or b) sixty (60) days from due date but in no event more than one hundred and eighty (180) days from invoice date; iv) contras; v) sales to any Company, any subsidiary, or to any company affiliated with a Company in any way other than sales to any foreign company (other than ROA Canada) affiliated with a Company or ROA provided such sales x) are on terms no less beneficial to the Company than sales to companies not affiliated with the Company and y) are secured by stand-by letters of credit issued or confirmed by, and payable at, banks having a place of business in the United States and payable in United States currency; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than the greater of a) ninety (90) days from invoice date or b) sixty (60) days from due date but in no event more than




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one hundred and eighty (180) days from invoice date; ix) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; and x) an amount representing, historically, returns, discounts, claims, credits and allowances.

ELIGIBLE INVENTORY shall mean, in the aggregate, the gross amount of each Company's Inventory provided, however, that in each instance the Inventory conforms to the warranties contained herein and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment less any work-in-process, goods not present in the United States of America, goods returned or rejected by customers of a Company, other than goods that are undamaged and resalable in the normal course of business, goods to be returned to the suppliers of a Company, goods in transit to third parties (other than to agents or warehouses of a Company) and less any reserves required by CITBC in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

EQUIPMENT shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

FIXED CHARGE COVERAGE RATIO shall mean, for any period of computation, a ratio determined by dividing the sum of x) EBIT, y) depreciation and z) amortization of General Intangibles by the sum of i) all interest expense on Permitted Indebtedness, ii) cash capital expenditures, iii) principal repaid on the Term Loan and iv) taxes paid or accrued.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Financing Agreement.

GENERAL INTANGIBLES shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of New York and shall include, without limitation, all present and future right, title and interest in and to all tradenames, trademarks (together with the goodwill associated therewith), patents, licenses (other than licenses which are not assignable and for which consents to any assignment have not been obtained), customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

GUARANTORS shall mean i) the Companies, ii) ROA, iii) Kurt M. Swenson, and iv) Kevin C. Swenson and v) ROA Canada.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property,






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services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be, capitalized.

INTEREST EXPENSE shall mean, in the aggregate, the total interest obligations (paid or accrued) of the Companies determined in accordance with GAAP on a basis consistent with the latest audited statements of the Companies.

INVENTORY shall mean all of each Company's present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same, in all stages of production--from raw materials through work-in-process to finished goods--and all proceeds thereof of whatever sort.

ISSUING BANK shall mean the bank issuing Letters of Credit for a Company.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of a Company.

LETTER OF CREDIT GUARANTY shall mean the guaranty or obligation delivered by CITBC to the Issuing Bank of a Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge under paragraph 3 of Section 8 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding a Company in obtaining Letters of Credit.

LEVERAGE RATIO shall mean the ratio determined by dividing Total Liabilities by Net Worth.

LINE OF CREDIT shall mean the commitment of CITBC to make loans and advances pursuant to Section 3 of this Financing Agreement and to assist the Companies in obtaining Letters of Credit under Section 4 of this Financing Agreement in an amount equal to $4,000,000.00.

LINE OF CREDIT FEE shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying the difference between the Line of Credit, and the average daily Revolving Loans for said month by one-quarter of one percent (1/4 of 1%) per annum TIMES the number of days in said month.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of paragraph 7 of Section 8 of this Financing Agreement.

MANDATORY PREPAYMENT shall: i) mean the amount by which the Companies must prepay the Term Loan on or before the 90th day after the end of the Companies' fiscal year and which payment shall not be subject to





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the Prepayment Premium; and ii) be determined as set forth in Section 4, paragraph 6 of this Financing Agreement.

NET WORTH shall mean assets in excess of liabilities, determined in accordance with GAAP, on a consistent basis with the latest audited statements.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to a Company or to others for a Company's account; any and all indebtedness and obligations which may at any time be owing by the Companies to CITBC howsoever arising, whether now in existence or incurred from time to time hereafter; whether secured by pledge, lien upon or security interest in any Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether a Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Companies under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Companies and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of any Company's operations, premises or waste disposal practices or sites; a Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; a Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for any Company's account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for any Company's account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future reasonable expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or a Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable local counsel fees, title insurance premiums, real estate survey costs, the Georgia General Intangible Tax, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in paragraph 3 of Section 10 of this Financing Agreement.

PERMITTED ENCUMBRANCES shall mean: i) liens expressly permitted, or consented to, by CITBC; ii) Purchase Money Liens; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Companies; v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than




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liens bonded or insured to the reasonable satisfaction of CITBC); and vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by any Company by appropriate proceedings and which liens are not x) other than with respect to Real Estate, senior to the liens of CITBC or y) for taxes due the United States of America.

PERMITTED INDEBTEDNESS, shall mean: i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by the Purchase Money Liens; iii) indebtedness of any Company which is unsecured and subordinated to the prior payment and satisfaction of the Obligations due CITBC by the Companies by means of a subordination agreement in form and substance satisfactory to CITBC; iv) indebtedness arising under the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; and vi) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing or which is not material to the financial condition of the Companies.

PREPAYMENT PREMIUM shall: i) mean the amount due CITBC upon a voluntary prepayment, in whole or in part, of the Term Loan, prior to the first Anniversary Date, provided, however, that no such Prepayment Premium shall be due if the proceeds for such prepayment are derived solely from x) Surplus Cash,
y) sales of Equipment and/or Real Estate or z) the public or private placement of the stock or subordinated and unsecured notes of a Company provided a) the Financing Agreement is not terminated and b) CITBC continues to be the primary lender of the Companies notwithstanding such prepayment, and ii) be computed by multiplying the amount so prepaid by one and one-half percent (1 1/2%) if the prepayment occurs prior to the first Anniversary Date.

PROMISSORY NOTE shall mean the note, in the form of Exhibit A attached hereto, delivered by the Companies to CITBC to evidence the Term Loan pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of Equipment acquired after the date of this Financing Agreement provided that i) each such lien shall attach only to the property to be acquired, ii) a description of the property so acquired is furnished to CITBC, and iii) the debt incurred in connection with such acquisitions shall not exceed, in the aggregate, $250,000.00 in any fiscal year.

Real Estate shall mean the fee and/or leasehold interests in the real property which have been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Companies, or any one of them, by CITBC pursuant to
Section 3 of this Financing Agreement.

ROA shall mean Rock of Ages Corporation, a Vermont corporation.

ROA CANADA shall mean Rock of Ages Canada Quarries Inc., a corporation formed under the federal laws of Canada.



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ROA FINANCING AGREEMENT shall mean the Financing Agreement, of even date herewith, between ROA and CITBC.

SURPLUS CASH shall mean for any fiscal year the sum of i) EBIT, ii) depreciation and iii) other non-cash charges less the sum of a) all interest obligations paid or due CITBC by the Companies, b) the amount of principal repaid CITBC on the Term Loan, c) capital expenditures of the Companies, and d) all federal, state and local tax obligations of the Companies.

Term Loan shall mean the term loan in the principal amount of $15,400,000.00 made by CITBC pursuant to, and repayable in accordance with, the provisions of
Section 4 of this Financing Agreement.

TOTAL LIABILITIES shall mean, in the aggregate, the total liabilities of the Companies, determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Companies.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2. CONDITIONS PRECEDENT

       The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

       a) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Companies.

       b) CASUALTY INSURANCE - The Companies shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, paragraph 5 of this Financing Agreement.

       c) MORTGAGES/DEEDS OF TRUST - The Companies shall have executed and delivered to either CITBC or an agent of CITBC or of a title insurance company acceptable to CITBC such mortgages and deeds of trust as CITBC may reasonably require to obtain first liens on. the Real Estate.

       d) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

       e) TITLE INSURANCE POLICIES - CITBC shall have received, in respect of each mortgage or deed of trust, a new or updated mortgagee's title policy or marked-up unconditional binder for such insurance substantially similar to those delivered to CITBC in connection with the Existing Financing. Each such policy shall (i) be in an amount satisfactory to CITBC; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those x) acceptable to CITBC or y) currently listed in the title policies delivered to



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


CITBC in connection with the Existing Financing; (iii) name CITBC as the insured thereunder; and (iv) contain such endorsements and effective coverage as CITBC currently has in the title policies delivered to CITBC in connection with the Existing Financing, including, without limitation, the revolving line of credit endorsement. CITBC shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

       f) SURVEYS - CITBC and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each a "TITLE INSURANCE Company") shall have received copies of the currently existing maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust.

       g) EXAMINATION & VERIFICATION - CITBC shall have completed, to the satisfaction of CITBC, an examination and verification of the Accounts, Inventory, books and records of each Company.

       h) GUARANTIES - The Guarantors shall have executed and delivered to CITBC guaranties, in form acceptable to CITBC, guaranteeing all present and future Obligations of the Companies to CITBC.

       i) OPINIONS - Counsel for the Companies shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: a) the Guaranty of the Guarantors is valid, binding and enforceable according to its terms; b) all documents of each Company are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of any Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which any Company is a signatory or by which any Company or its assets are bound.

       j) PLEDGE AGREEMENT - Kurt M. Swenson and Kevin C. Swenson shall x) execute and deliver to CITBC an unconditional pledge, as additional security for the Obligations, of certain personal assets, in form acceptable to CITBC, having a then face value of not less than $1,800,000.00 and y) deliver to CITBC the additional security with, to the extent applicable, executed stock powers and/or endorsements. ROA shall x) execute and deliver to CITBC i) an unconditional pledge, as additional security for the Obligations, of all of the issued and outstanding capital stock of ROA Canada and ii) blank stock powers for each stock certificate so pledged and y) deliver to CITBC the original stock certificates so pledged.

       k) ADDITIONAL DOCUMENTS - The Companies shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Companies and CITBC.

       1) BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of the Board of Directors of each Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the applicable Company, together with a certificate of the Secretary or Assistant Secretary of each Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

       m) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Certificate of Incorporation of each Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of each Company certified by the Secretary or Assistant Secretary of the Company.

       n) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of each Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) each Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred.

       o) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of any Company shall have occurred.

       p) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Company, or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) any suit, action, investigation or proceeding (judicial or administrative) pending or threatened against any Company, or its assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of any Company.

       q) DISBURSEMENT AUTHORIZATION - ROA Quarries shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Companies and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3. REVOLVING LOANS


       1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to ROA Quarries to and for the benefit of the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may, through ROA Quarries, borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to: a) eighty percent (80%) of the outstanding Eligible Accounts Receivable, in the aggregate, of the Companies, and b) fifty percent (50%) of the value of Eligible Inventory, in the aggregate, of the Companies as determined at the lower of cost or market, provided, however, that in no event may advances under this clause b exceed $2,000,000.00 in the aggregate at any one time. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the Business Day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary. No single advance or overadvance hereunder may be outstanding more than thirty-six (36) months from the date of such advance.

       2. In furtherance of the continuing assignment and security interest in each Company's Accounts, each Company will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC as were submitted to CITBC under the Existing Financing, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request, each Company shall provide CITBC with copies of agreements with, or purchase orders from, that Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each Company hereby authorizes CITBC to regard that Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by that Company's authorized officers or agents.

       3. Each Company hereby represents and warrants that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by a Company in the ordinary course of business; the goods and inventory being sold and the Accounts created are the exclusive property of the Company so selling the inventory, and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in the name of the Company so selling the inventory; and the customers of that Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which a Company advised CITBC pursuant to paragraph 5 of this
Section 3. Each Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Companies when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of such Company or the ability of such Company to enforce collection of Accounts due from customers residing in that state. Each Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of such Company will reflect CITBC's interest in the Accounts. All of the books and records of each Company will be available to CITBC at normal business hours, including any records handled or maintained for the Company by any other company or entity.

       4. Until CITBC has advised a Company to the contrary after the occurrence of an Event of Default, each Company may, and will, enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the expense of such Company. Such privilege shall terminate automatically upon the institution by or against any Company of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received with respect to any Accounts shall be held by the Company in trust for CITBC, separate from its own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the Depository

Accounts. All amounts received by CITBC in payment of Accounts will be credited to the loan account upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

       5. Each Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any material Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. Each Company agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting material returns or granting material allowances, and may continue to do so until CITBC has notified such Company that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived and on notice from CITBC, each Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by such Company, marked with CITBC's name and held by such Company for CITBC's account as owner and assignee.

       6. In order to utilize the collective borrowing powers of the Companies in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Companies on CITBC's books, the Companies have requested CITBC, and CITBC has agreed, to handle the accounts of all Companies on CITBC's books on a combined basis, in accordance with the following provisions: (i) in lieu of maintaining separate accounts on CITBC'S books in the name of each of the Companies, CITBC shall maintain a single account under the name: Rock of Ages Quarries, Inc. (herein the "Collective Loan Account"); ii) loans and advances made by CITBC to, or for, any of the Companies will be charged to the Collective Loan Account, along with all charges and expenses under this Financing Agreement; (iii) the Collective Loan Account will be credited with all amounts received by CITBC from any of the Companies or from others for the account of any Company including all amounts received by CITBC in accordance with the terms of paragraph 4 hereof and as provided in this Financing Agreement; iv) each month CITBC will render to ROA Quarries to and for the benefit of the Companies one extract of the combined Collective Loan Account, which shall be deemed to be an account stated as to each of the Companies and which will be deemed correct and accepted by all of the Companies unless ROA Quarries has forwarded to CITBC a written statement of exceptions within thirty (30) days after such extract, or any corrected extract; v) it is expressly understood and agreed by each of the Companies that CITBC shall have no obligation to account separately to any of the Companies; vi) requests for loans and advances may be made by any of the Companies and CITBC is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement; vii) it is expressly understood and agreed by each of the Companies that CITBC shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (A) any loans and advances made to any of the Companies or (B) any of CITBC's expenses and charges relating thereto; viii) all loans and advances are made for the collective benefit of the Companies; ix) the Companies jointly and severally unconditionally guarantee to CITBC the prompt payment in full of (A) all loans and advances made and to be made by CITBC to any of them under this Financing Agreement, as well as (B) all other Obligations of the Companies to CITBC and hereby expressly confirm in all respects the guarantees executed by each of the Companies in CITBC's favor of even date herewith (the "Guarantees"), as more fully set therein; x) all Collateral assigned to CITBC by any of the Companies and any other collateral security now or hereafter given to CITBC by any of the Companies, shall secure all loans and advances made by CITBC to, or for, any Company, and shall be deemed to be pledged to CITBC as security for any and all other Obligations of the Companies to CITBC as set forth under this Financing Agreement, the Guarantees, or any other agreements between CITBC and any Company; and xi) it is understood that the handling of the account of the Companies in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Companies and at their request, and that CITBC shall incur no liability to the Companies as a result of such combination. To induce CITBC to do so, and in consideration thereof, each Company hereby agrees to indemnify CITBC and hold CITBC harmless against any and all liability, expense, loss or claim of damage or injury, except for any liability, injury, expense, loss or claim of damages arising by reason of CITBC's negligence or misconduct, made against CITBC by any Company or by any third party whosoever, arising from or incurred by reason of (A) CITBC handling the accounts of the Companies as herein provided, (B) CITBC relying on any instructions of any of the Companies, or (c) any other reasonable action taken by CITBC in accordance with this paragraph 6 of Section 3 of this Financing Agreement. In no event shall prior recourse to any Accounts or other security granted to or by any Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any Company's contracts or obligations relating to the Accounts. The foregoing request was made because the Companies are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Companies as required for the continued successful operation of each Company and the integrated operation. Each Company expects to derive benefit, directly or indirectly, from such availability since the successful operation of each Company is dependent on the continued successful performance of the functions of the integrated group.

SECTION 4. TERM LOAN

       1. Each Company hereby agrees to execute and deliver to CITBC the Promissory Note, in the form of Exhibit A attached hereto, to evidence the Term Loan to be extended by CITBC. Each Company shall be jointly and severally liable for the Term Loan.

       2. Upon receipt of such Promissory Note, CITBC hereby agrees to extend to the Companies the Term Loan in the principal amount of $15,400,000.00.

       3. The principal amount of the Term Loan shall be repaid CITBC by the Companies by: i) one (1) principal installment of $500,000.00 due and payable on September 1, 1994; ii) one (1) principal installment of $500,000.00 due and payable on the first Business Day of October, 1994; iii) four (4) equal quarterly principal installments of $300,000.00 each on the first Business Day of January, April, July and October of 1995; iv) twelve (12) equal quarterly principal installments of $400,000.00 each on the first Business Day of each January, April, July and October of 1996, 1997 and 1998, followed by v) one (1) installment of $8,400,000.00 on the first Business Day of January, 1999.

       4. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or ROA Quarries for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Note or this Financing Agreement.

       5. The Companies may prepay at any time, at their option, in whole or in part, the Term Loan, provided that on each such prepayment, the Companies shall pay: i) accrued interest on the principal so prepaid to the date of such prepayment and ii) the Prepayment Premium, if any.

       6. In the event the Companies have, on a consolidated basis, Surplus Cash in any fiscal year, commencing with the fiscal year beginning January 1, 1995, in excess of $250,000.00, the Companies must make a Mandatory Prepayment of the Term Loan by an amount equal to fifty percent (50%) of said Surplus Cash in excess of $250,000.00.

       7. Each prepayment shall be applied to the then last maturing installments of principal of the Term Loan.

       8. ROA Quarries, on behalf of each Company, hereby authorizes CITBC to charge the Collective Loan Account with the amount of all amounts due under this
Section 4 as such amounts become due. Each Company confirms that any charges which CITBC may so make to the account as herein provided will be made as an accommodation to the Companies and solely at CITBC's discretion.

SECTION 5. LETTERS OF CREDIT

       In order to assist a Company in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of Inventory, Equipment or otherwise, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

       1. The amount, purpose and extent of the Letters of Credit and changes or modifications thereof by the Company and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of CITBC provided however that: a) in no event may the aggregate amount of all such outstanding Letters of Credit exceed, in the aggregate, at any one time $2,000,000.00, and b) the Letter of Credit and all documentation in connection therewith shall be in form and substance satisfactory to the applicable Company, CITBC and the Issuing Bank.

       2. CITBC shall have the right, without notice to the applicable Company, to charge the Collective Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the termination of this Financing Agreement. Any amount charged to the Collective Loan

Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, paragraph 1 of this Financing Agreement.

       3. Each Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened hereunder, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors or omission, negligence or misconduct by, or any action taken by, any Issuing Bank, other than for any such loss, claim or liability arising out of the negligence or misconduct by CITBC under the Letters of Credit Guaranty. Each Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as set forth in the prior sentence. Each Company agrees that any charges incurred by, or imposed on, CITBC by the Issuing Bank shall be conclusive on CITBC and may be charged to the Collective Loan Account.

       4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Company.

       5. Each Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on each Company and shall not put CITBC in any resulting liability to any Company. In furtherance thereof, CITBC shall have, subject to paragraph 6 below, the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from any Company.

       6. Without CITBC's express consent and endorsement in writing, each Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

       7. Each Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, each Company warrants and represents that it has no knowledge that any shipments made under any such Letters of Credit are not in accordance with the laws and regulations of the countries in which the shipments originate and terminate, or are prohibited by any such laws and regulations. Each Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

       8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by such Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6.  COLLATERAL

       1. As security for the prompt payment in full of all loans and advances made and to be made to, or for the benefit of, the Companies from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, each Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

(a) present and hereafter acquired Inventory;

(b) present and hereafter acquired Equipment;

(c) present and future Accounts;

(d) present and future Documents of Title;

(e) present and future General Intangibles; and

(f) Real Estate.

       2. The security interests granted hereunder shall extend and attach to:

       (a) All Collateral which is presently in existence and which is owned by any Company or in which any Company has any interest, whether held by such Company or others for its account, and, if any Collateral is Equipment, whether such Company's interest in such Equipment is as owner or lessee or conditional vendee;

       (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

       (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or any Company from a Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Company, or to the sale, promotion or shipment thereof.

       3. Each Company agrees to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of such Company as herein provided. Until CITBC has given such Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by such Company to its customers in the ordinary course of such Company's business, for cash or on open account and on terms currently being extended by such Company to its customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with paragraph 4 of Section 3 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived in which event no further disposition shall be made of the Inventory by any Company without CITBC's prior written approval. Sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Company shall be made by such Company only with the approval of CITBC, and the proceeds of such sales shall not be commingled with such Company's other property, but shall be segregated, held by such Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by such Company to CITBC in the identical form received by such Company by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in such Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of tide, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

       4. Each Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs when and where necessary. Each Company also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless such Company first obtains the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by a Company with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with such Company's other property, but shall be segregated, held by such Company in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by such Company to CITBC in the identical form received by such Company by deposit to the Depository Accounts to be applied first to the then last maturity installments of principal of the Term Loan and then, after payment in full of the Term Loan, to payment of the Revolving Loans. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Companies may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in a Company's operations, provided, however, that
(a) the then book value of the Equipment so disposed of does not exceed $200,000.00 in the aggregate in any fiscal year and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph.

       5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Collective Loan Account maintained on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

       6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

       7. Any reserves or balances to the credit of any Company and any other property or assets of any Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due but shall be returned to the applicable Company on request unless an Event of Default has occurred and has not been waived. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of any Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Collective Loan Account when due.

       8. This Financing Agreement and the obligation of each Company to perform all of the covenants and obligations hereunder are further secured by a mortgage, deed of trust or assignment on the Real Estate.

       9. Each Company shall give to CITBC from time to time such mortgage, deed of trust or assignment on the Real Estate or real estate acquired after the date hereof as CITBC shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CITBC.

       10. Each Company shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles and capital stock of ROA Canada as CITBC shall require to obtain valid first liens thereon.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

       1. Each Company hereby warrants and represents and/or covenants that on a consolidated basis i) the fair value of the Companies' assets exceeds the book value of the Companies' liabilities; ii) the Companies are generally able to pay their debts as they become due and payable; and iii) the Companies do not have unreasonably small capital to carry on their business as currently conducted absent extraordinary and unforeseen circumstances. Each Company further warrants and represents that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, each Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that each Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the holders of the Permitted Encumbrances; that each Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of the Inventory of each Company and that the Equipment is and will only be used by each Company in its business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by each Company without the prior written approval of CITBC except as otherwise permitted in paragraph 4 of Section 6 of this Financing Agreement.

       2. Each Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Companies are currently keeping them as of the date hereof. Each Company agrees that CITBC or its agents may enter upon such Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. Each Company agrees to afford CITBC prior written notice of any change in the location of any Collateral (other than a temporary change in the location of mobile Equipment) other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. Each Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or to the security interests granted to CITBC therein.

       3. Each Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The

Company's failure, however, to promptly give CITBC such statements or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

       4. Each Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by each Company to file any financing statements coveting the Collateral whether or not such Company's signature appears thereon. Each Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians; keeping Inventory records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

       5.(a) Each Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC and as to Inventory specifically, as is customary in such Company's business. All policies covering the Real Estate, Equipment and Inventory are, subject to the fights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than ten (10) days prior written notice to CITBC of the exercise of any fight of cancellation. At any Company's request, or if any Company fails to maintain such insurance, CITBC may arrange for such insurance, but at such Company's expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole fight, in the name of CITBC or any Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

       (b)(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall first reduce the Revolving Loan and then the Term Loan;

       ii) In the event any part of a Company's Real Estate or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000.00, CITBC shall promptly apply such Proceeds to reduce the Revolving Loan;

       iii) As long as an Event of Default has not occurred (which is not waived), the Company suffering a casualty loss has sufficient business interruption insurance to replace the lost profits of any of such Company's facilities, and the Proceeds are in excess of $100,000.00, such Company may elect (by delivering written notice to CITBC) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If such Company does not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the fights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect; and

       iv) If the Company suffering a casualty loss elects to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, i) proceeds of insurance on Equipment and Real Estate in excess of $100,000.00 will be applied to the reduction of the Revolving Loans and ii) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, such Company shall provide CITBC with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, such Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by such Company (herein collectively the "Completion"). Upon Completion, any remaining reserve against Availability as established hereunder will be automatically released.

       6. Each Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon any Company or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by such Company by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on such Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

       7. Each Company: (a) agrees to comply with all material acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of any Company's business, provided that a Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of such Company. Each Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than as a result of actions of CITBC) in connection with:

any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of any Company's real property; or any claim or expense which results from any Company's operations (including, but not limited to, any Company's off-site disposal practices) and each Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 7 if (i) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, and (ii) a Company promptly commences and diligently pursues a cure of such breach and such cure is eventually, within a reasonable time based upon the circumstances and the amount of work required, completed.

       8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, each Company agrees that, unless CITBC shall have otherwise consented in writing, ROA Quarries will, and if it does not do so, then any Company will, furnish to CITBC, within ninety-five (95) days after the end of each fiscal year of the Companies, an audited Consolidated Balance Sheet and an audited Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Companies and all subsidiaries for such year, audited by independent public accountants selected by ROA Quarries and satisfactory to CITBC; and within thirty (30) days after the end of each month x) a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all subsidiaries for such period and y) a financial covenant compliance report, in each instance, certified by an authorized financial or accounting officer of ROA Quarries; and from time to time, such further information regarding the business affairs and financial condition of the Companies, or any one of them, as CITBC may reasonably request, including without limitation annual cash flow projections in form satisfactory to CITBC. Each financial statement required hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify to the best of such officer's knowledge that: (i) the financial statement(s) fairly and accurately represent(s) the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) no Company has received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

       9. The Companies shall maintain, on an aggregate basis, at all times during the periods below, a Net Worth of not less than:

 Period                                                     Net Worth
 ------                                                     ---------
a) For the quarter commencing July 1, 1994
and ending September 30, 1994                               $3,000,000.00




b) For the period commencing October 1, 1994
and ending December 30, 1994                                $3,000,000.00

c) As of December 31, 1994                                  $3,546,000.00

d) For the quarter commencing January 1, 1995
and ending March 31, 1995                                   $2,700,000.00

e) For the quarter commencing April 1, 1995
and ending June 30, 1995                                    $3,345,000.00

t) For the quarter commencing July 1, 1995
and ending September 30, 1995                               $4,245,000.00

g) For the period commencing October 1, 1995
and ending December 30, 1995                                $4,245,000.00

h) As of December 31, 1995                                  $4,757,000.00

i) For the quarter commencing January 1, 1996
and ending March 31, 1996                                   $4,000,000.00

j) For the quarter commencing April 1, 1996
and ending June 30, 1996                                    $4,550,000.00

k) For the quarter commencing July 1, 1996
and ending September 30, 1996                               $5,450,000.00

1) For the period commencing October 1, 1996
and ending December 30, 1996                                $5,450,000.00

m) As of December 31, 1996                                  $6,517,000.00

n) For the quarter commencing January 1, 1997
and ending March 31, 1997                                   $5,800,000.00

o) For the quarter commencing April 1, 1997
and ending June 30, 1997                                    $6,315,000.00

p) For the quarter commencing July 1, 1997
and ending September 30, 1997                               $7,215,000.00



q) For the period commencing October 1, 1997 and ending December 30, 1997
   $7,215,000.00

r) As of December 31, 1997                                  $8,087,000.00

s) For the quarter commencing January 1, 1998
and ending March 31, 1998                                   $7,300,000.00

t) For the quarter commencing April 1, 1998
and ending June 30, 1998                                    $7,885,000.00

u) For the quarter commencing July 1, 1998
and ending September 30, 1998                               $8,785,000.00

v) For the period commencing October 1, 1998
and ending December 30, 1998                                $8,735,000.00

w) As of December 31, 1998                                  $9,586,000.00

x) At all times on and after January 1, 1999                $9,000,000.00


       10. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, each Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Companies, or any one of them, will not:

A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

B.     Incur or create any Indebtedness other than the Permitted Indebtedness;

C. Borrow any money on the security of a Company's Collateral from sources other than CITBC;

D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of a Company's assets which do not constitute Collateral;

E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company;

F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

G. Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding provided, however, that the Companies may i) declare and pay dividends on their capital stock to enable

       Swenson to pay the income taxes due as a result of the filing of a unitary or consolidated tax return on which the Companies' income is reflected and ii) redeem the capital stock owned by its shareholders, other than Kurt M. Swenson and Kevin C. Swenson provided x) no Event of Default is then in existence or will have occurred after giving effect to such redemptions and y) the aggregate amount of all such redemptions under this clause ii does not exceed $200,000.00 in the aggregate in any fiscal year;

H. Make any advance or loan to, or any investment in, any firm, entity, person or corporation in excess of $100,000.00 in the aggregate in any fiscal year other than obligations issued by, or guaranteed by, the United States of America or any agency or department thereof; or

I. Permit ROA Canada to i) incur any debts, indebtedness or obligations other than the Permitted Indebtedness or ii) mortgage, pledge, assign, transfer, hypothecate or permit any lien to attach to any of its assets other than the Permitted Encumbrances.

       11. Without the prior written consent of CITBC, the Companies will not:
a) enter into any Operating Lease if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any fiscal year would exceed $250,000.00 or b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of:

  a)   $600,000.00 for the fiscal year ending December 31, 1994;
  b)   $900,000.00 for the fiscal year ending December 31, 1995;
  c)   $900,000.00 for the fiscal year ending December 31, 1996;
  d) $900,000.00 for the fiscal year ending December 31, 1997, and for each fiscal year thereafter.

       12. The Companies shall maintain, on an aggregate basis, at all times during the particular periods below, Working Capital of not less than:


Period                                                     WORKING CAPITAL
------                                                     ---------------

a) For the quarter commencing July 1, 1994
and ending September 30, 1994                               $3,580,000.00

b) For the period commencing October 1, 1994
and ending December 30, 1994                                $3,880,000.00

c) As of December 31, 1994                                  $4,600,000.00

d) For the quarter commencing January 1, 1995
and ending March 31, 1995                                   $3,600,000.00

e) For the quarter commencing April 1, 1995
and ending June 30, 1995                                    $3,600,000.00



f) For the quarter commencing July 1, 1995
and ending September 30, 1995                               $3,700,000.00

g) For the period commencing October 1, 1995
and ending December 30, 1995                                $4,000,000.00

h) As of December 31, 1995                                  $4,595,000.00

i) For the quarter commencing January 1, 1996
and ending March 31, 1996                                   $3,500,000.00

j) For the quarter commencing April 1, 1996
and ending June 30, 1996                                    $3,500,000.00

k) For the quarter commencing July 1, 1996
and ending September 30, 1996                               $3,900,000.00

1) For the period commencing October 1, 1996
and ending December 30, 1996                                $4,500,000.00

m) As of December 31, 1996                                  $5,100,000.00

n) For the quarter commencing January 1, 1997
and ending March 31, 1997                                   $4,000,000.00

o) For the quarter commencing April 1, 1997
and ending June 30, 1997                                    $4,000,000.00

p) For the quarter commencing July 1, 1997
and ending September 30, 1997                               $5,000,000.00

q) For the period commencing October 1, 1997
and ending December 30, 1997                                $5,000,000.00

r) As of December 31, 1997                                  $5,436,000.00

s) For the quarter commencing January 1, 1998
and ending March 31, 1998                                   $4,400,000.00

t) For the quarter commencing April 1, 1998
and ending June 30, 1998                                    $4,400,000.00




u) For the quarter commencing July 1, 1998
and ending September 30, 1998                               $4,735,000.00

v) For the period commencing October 1, 1998
and ending December 30, 1998                                $5,335,000.00

w) As of December 31, 1998                                  $5,856,000.00

x) At all times on and after January 1, 1999                $5,800,000.00


       13. The Companies shall maintain, on an aggregate basis, at the end of each fiscal year a Fixed Charge Coverage Ratio of at least:


FISCAL YEAR                                                  RATIO
-----------                                                  -----
For the fiscal year ending
December 31, 1994                                           .85 to 1

For the fiscal year ending
December 31, 1995                                           .92 to 1

For the fiscal year ending
December 31, 1996 and for each
fiscal year thereafter                                        1 to 1



       14. Intentionally Omitted.

       15. The Companies shall maintain, on an aggregate basis, at all times during each of the following fiscal years a Leverage Ratio of not more than:


FISCAL YEAR                                                 RATIO
-----------                                                 -----

For the fiscal year ending
December 31, 1994                                           5.96 to 1

For the fiscal year ending
December 31, 1995                                           4.18 to 1

For the fiscal year ending
December 31, 1996                                           2.99 to 1

For the fiscal year ending
December 31, 1997                                           2.19 to 1

For the fiscal year ending
December 31, 1998 and for each                              1.66 to 1
fiscal year thereafter.


    16. ROA Quarries and/or Swenson shall maintain life insurance on: a) Kurt M. Swenson and b) Kevin C. Swenson, each in the amount of $2,000,000.00 and an assignment to CITBC of all rights under the aforesaid life insurance policy as additional collateral for Obligations.

    17. Each Company agrees to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $100,000.00 for x) environmental clean-up,
y) environmental compliance or z) environmental testing and the impact of said expenses on the Working Capital; and b) any notices a Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by a Company and to provide CITBC with copies of all such notices if so required.

    18. Without the prior written consent of CITBC, each Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate provided, however that a Company may sell to, or purchase Inventory from, any other Company, ROA Canada, or ROA provided such transactions are x) conducted on an arms length basis and y) on terms no less beneficial to the Company than the Company would have obtained from an entity that was not relating to the Company.

SECTION 8. INTEREST, FEES AND EXPENSES

    1. Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to eight and three-quarters percent (8 3/4%) per annum on the average of the net balances owing by the Companies to CITBC in the Collective Loan Account at the close of each day during such month. This rate of interest is based on the seven and three-quarters percent (7 3/4%) per annum Chemical Bank Rate as of August 17, 1994. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one percent (1%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Collective Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

    2. Interest on the Term Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to nine percent (9%) per annum. The rate of interest is based upon the seven and three-quarters percent (7 3/4%) per annum Chemical Bank Rate as of August 17, 1994. In the event of any change in said Chemical Bank Rate, the rate hereunder shall change, as of the first of the month following any change, so as to remain one and one-quarter percent (1 1/4%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Collective Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

    3. In consideration of the Letter of Credit Guaranty of CITBC, the Companies shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-quarter percent (1 1/4%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

    4. Any charges, fees, commissions, costs and expenses charged to CITBC for a Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Collective Loan Account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

    5. The Companies shall reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee.

    6. Upon the last Business Day of each month, commencing with August 31, 1994, the Companies shall pay CITBC the Line of Credit Fee.

    7. To induce CITBC to enter into this Financing Agreement and to extend to the Companies the Revolving Loan and the Term Loan, the Companies shall pay to CITBC a Loan Facility Fee in the amount of $25,000.00 payable upon execution of this Financing Agreement.

    8. Upon the date of execution of this Financing Agreement and on the first Business Day of each month thereafter, the Companies shall pay to CITBC the Collateral Management Fee.

    9. The Companies shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of any Company and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Companies are paying a Collateral Management Fee.

    10. Each Company hereby authorizes CITBC to charge the Collective Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. Each Company confirms that any charges which CITBC may so make to the Collective Loan Account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion.

SECTION 9. POWERS

    Each Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at each Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Obligations to CITBC have been paid in full:

    (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or any Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

    (b) To receive, open and dispose of all mail addressed to any Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

    (c) To request from customers indebted on Accounts at any time, in the name of CITBC or any Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

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



    (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC; and

    (e) To take or bring, in the name of CITBC or any Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

    Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

    1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

  a) cessation of the business of a Company or the calling of a meeting of the creditors of any Company for purposes of compromising the debts and obligations of any Company;
  b)   the failure of any Company to generally meet debts as they mature;
  c) the commencement by any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;
  d) the commencement against any Company of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law, provided, however, that such Default shall not be deemed an Event of Default if such is dismissed within sixty (60) days from the date of commencement;
  e) material breach by any Company of any warranty, representation or covenant contained herein (other than those otherwise referred to in this paragraph 1) or in any other written agreement between any Company or CITBC, provided that such Default by any Company of any of the warranties, representations or covenants referred in this clause shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied or uncured to CITBC's satisfaction for a period of thirty (30) days from the date of such breach;
  f)   breach by any Company of any warranty, representation or covenant of
       Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, and 9 through 16;
  g) failure of any Company to pay any of the Obligations within five (5) business days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Collective Loan Account on the due date thereof;
  h) the Companies, on a consolidated basis, sustain a loss in any fiscal year, as determined in accordance with GAAP in effect as of the date of this Financing Agreement, in excess of $500,000.00;
  i) any Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA,
       iii) have any Reportable Event as defined in ERISA, iv) terminate any underfunded Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph i such event or condition x) remains uncured for a period of ninety (90) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject such Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;
  j)   the occurrence of any Event of Default under the ROA Financing Agreement;
  k) Kurt M. Swenson ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies or the stock of i) Swenson presently held by Kurt M. Swenson and/or members of his family; ii) ROA Quarries or Royalty Granite presently held by Swenson, is transferred other than to i) Kurt M. Swenson, or ii) Kevin C. Swenson or iii) members of their families or iv) trusts for the benefit of their families.
  i) the occurrence of any default or event of default which is not cured within any applicable grace period or waived under any instrument or agreement evidencing any other Indebtedness having a then principal balance in excess of $250,000.00 and which default or event of default gives the holder of such Indebtedness a then right to accelerate such Indebtedness.

    2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in paragraph 1 of Section 3 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make revolving loans and/or open Letters of Credit shall cease unless such Default is cured to CITBC's satisfaction or such Event of Default is waived, and at the option of CITBC upon the occurrence of an Event of Default: i) all Obligations shall become immediately due and payable; ii) CITBC may charge the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraphs one and two of Section 8 of this Financing Agreement provided a) CITBC has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event of Default listed in paragraph l(c) or l(d) of this Section 10 and b) the Companies have failed to cure the Event of Default within ten (10) days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph l(c) or l(d) of this Section 10; and iii) CITBC may immediately terminate this Financing Agreement upon notice to ROA Quarries to and for the benefit of the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event of Default listed in paragraph 1(c) or l(d) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC. A Default Rate of Interest shall cease as soon as CITBC waives the Event of Default giving rise to the Default Rate of Interest. In the event the Default Rate of Interest is charged as a result of a breach or violation of paragraphs 9 and 12 through 15 of Section 7 of this Financing Agreement, the Default Rate of Interest shall cease as soon as the Companies demonstrate on the next succeeding test date that they have not breached or violated the covenants applicable for said test date and that there is not another outstanding Event of Default.

    3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at any Company's expense, such of a Company's personnel, supplies or space at any Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Company or CITBC, and generally shall have all other fights respecting said Accounts, including, without limitation, the right to: accelerate or

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



extend the time of payment, settle, compromise, release in whole or in part, any amounts owing on any Accounts and issue credits in the name of any Company or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by each Company; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment without judicial process, and to enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same; and (e) exercise any other fights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. Each Company agrees, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at the premises of a Company where then located and to make available to CITBC the premises and facilities of any Company for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights (after deducting all reasonable charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Obligations, whether due or to become due, in such order as CITBC may elect, and each Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to ROA Quarries to and for the benefit of the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage, deed of trust or assignment on the Real Estate shall govern the fights and remedies of CITBC thereto.

SECTION 11. TERMINATION

    Except as otherwise permitted herein, CITBC may terminate this Financing Agreement and the Line of Credit only as of an Anniversary Date and then only by giving ROA Quarries at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is the event listed in paragraph l(c) or l(d) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. ROA Quarries, on behalf of the Companies, may terminate this Financing Agreement and the Line of Credit at any time upon sixty (60) days' prior written notice to CITBC, provided, however, that

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



if such termination is prior to the first Anniversary Date, the Companies pay to CITBC, immediately on demand, an Early Termination Fee and the Prepayment Premium, if applicable. In the event CITBC terminates this Financing Agreement for any reason whatsoever, no Early Termination Fee and/or Prepayment Premium shall be due and payable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Collective Loan Account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12. MISCELLANEOUS

    1. Each Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC or the Companies of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

    2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CITBC; supersede and terminate any prior agreements, including, but not limited to, the Existing Financing; can be changed only by a writing signed by the Companies and CITBC; and shall bind and benefit the Companies and CITBC and their respective successors and assigns.

    3. In no event shall any Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to ROA Quarries to and for the benefit of the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

    4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

    5. THE COMPANIES AND CITBC ACKNOWLEDGE THAT THE FINANCIAL COVENANTS ARE BASED ON GAAP AS IN EFFECT ON THE DATE OF THIS FINANCING AGREEMENT. FURTHERMORE, WITH RESPECT TO THE FINANCIAL COVENANTS, FINANCIAL STATEMENTS AND COVENANT COMPLIANCE TESTING, NOTWITHSTANDING ANY CHANGES IN GAAP, ARE TO BE PREPARED,

OR TESTED, AS THE CASE MAY BE, IN ACCORDANCE WITH GAAP AS IN EFFECT ON THE DATE OF THIS FINANCING AGREEMENT. SHOULD SUBSEQUENT CHANGES IN GAAP IMPOSE AN UNDUE BURDEN ON THE COMPANIES TO REPORT AND/OR TEST IN ACCORDANCE WITH GAAP AS IN EFFECT ON THE DATE HEREOF, THEN EACH OF CITBC AND THE COMPANIES AGREE THAT THEY WILL REASONABLY, DILIGENTLY AND IN GOOD FAITH ATTEMPT TO RENEGOTIATE THE AFORESAID COVENANTS, PROVIDED, HOWEVER, THAT UNTIL SUCH TIME AS THE COVENANTS ARE SO AMENDED, THE COMPANIES WILL REPORT AND/OR TEST, AS THE CASE MAY BE, IN ACCORDANCE WITH GAAP AS IN EFFECT ON THE DATE HEREOF.

    6. EACH COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

    7. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

(A) if to CITBC, at:

       The CIT Group/Business Credit, Inc.
       1211 Avenue of the Americas
       New York, NY 10036
       Facsimile No. (212) 536-1295
       Attn: Regional Manager

(B)    if to any Company at:
       Rock of Ages Quarries, Inc.
       care of Swenson Granite Company, Inc.
       369 North State Street
       Concord, NH 03301
       Attn: President

or to such other address as any party may designate for itself by like notice.

    8. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered in New York, New York by their proper and duly authorized officers as of the date set forth above.

THE CIT GROUP/BUSINESS CREDIT, INC.

By /s/ James Conheeney
   ---------------------------
   Vice President

ROCK OF AGES QUARRIES. INC.

By /s/ Kurt M. Swenson                    /s/ John R. Monson             (Seal)
   ---------------------------            -------------------------------
   Title: President                       Assistant Secretary

SWENSON GRANITE COMPANY, INC.

By /s/ Kurt M. Swenson                    /s/ John R. Monson             (Seal)
   ---------------------------            -------------------------------
   Title: President                       Assistant Secretary

ROYALTY GRANITE COMPANY

By /s/ Kurt M. Swenson                    /s/ John R. Monson             (Seal)
   ---------------------------            -------------------------------
   Title: President                       Assistant Secretary


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